Exhibit 10.9

Fujian Qingjing Agricultural Development Co., Ltd.

Tea Garden Management Agreement

This “Fujian Qingjing Agricultural Development Co., Ltd. Tea Garden Management Agreement” (hereinafter referred to as “this Agreement”) is signed by the following parties on [Date]:

Party A (Principal): Fujian Qingjing Agricultural Development Co., Ltd.

Unified Social Credit Identifier: 91350926674044026C

Address: Houlong Tea Industry Park, Zhaizhong Township, Zherong County

Party B (Trustee): [Name]

Address: [Place name]

ID Number: [Number]

Whereas Party B has accumulated years of experience and related resources in planting, maintenance, management, improvement, and harvesting in the tea plantation, which can reduce Party A’s production and operation costs, improve the income of the tea plantation, and enhance Party A’s utilization efficiency of the tea plantation. Therefore, based on the “Civil Code of the People’s Republic of China” and relevant laws and regulations, Party A entrusts the tea plantation with its contracting and operating rights to Party B for management, and Party B shall complete the planting, maintenance, management, improvement, and harvesting of the tea plantation as required by Party A.

In order to clarify the rights and obligations of both parties, the following agreement is reached through equal consultation between the two parties, which shall be jointly observed by both parties:

Article 1 Geographic Scope of the Target Tea Garden

1.1 The parties agree that Party A entrusts Party B to manage and operate the contracted tea plantation (hereinafter referred to as the “subject tea plantation”) with a total area of [Figure] mu located in [Place name].

Article 2 Rights and Obligations of the Principal and the Trustee

2.1 Party B shall be responsible for the daily planting, maintenance, management, improvement, and picking of tea trees in the subject tea plantation (hereinafter referred to as the “entrusted management obligations”) and meet the requirements of Party A. Such entrusted management obligations include but are not limited to (1) planting, fertilizing, pruning, picking, pest control, and other items entrusted by Party A to Party B, (2) transforming and improving the subject tea plantation according to Party A’s requirements, and (3) taking all necessary actions to promote the healthy growth of tea trees in the subject tea plantation and the benign development of the subject tea plantation.

2.2 During the tea picking season in the plantation, Party B shall be responsible for picking the tea leaves in the subject tea plantation according to Party A’s requirements and transporting the fresh tea leaves to Party A’s designated place. During the non-picking season, Party B shall be responsible for maintaining the subject tea plantation and its trees.

2.3 Party B must fulfill the entrusted management obligations under this agreement in a scientific and responsible manner. Party B should operate and manage the subject tea plantation according to Party A’s requirements for the unified operation of all tea plantations and adopt Party A’s technical guidance. Party B promises not to operate and manage the subject tea plantation in a way that violates Party A’s requirements. If Party A suffers losses due to Party B’s fault, Party B shall be responsible for compensating Party A for all losses.

2.4 Party B shall not delegate the management of the subject tea plantation that it manages under this agreement to others in any way, nor shall it give up the product of the subject tea plantation. Party B must ensure that all the tea leaves picked are delivered to Party A’s designated location as required.

2.5 During the entrusted management period under this agreement, Party B shall safely fulfill the entrusted management obligations. If losses are caused to both parties or any third party not due to Party A’s reasons, Party B shall be responsible for handling and assuming all responsibilities, and if losses are caused to Party A, Party B shall compensate Party A for the losses suffered. If losses are caused due to natural disasters (such as severe weather), and Party B is not at fault, Party B is not required to compensate Party A for losses caused by natural disasters.

2.6 Party A has the contracted management right to the subject tea plantation and owns all the tea trees grown on the subject tea plantation, and this shall not change due to the signing of this agreement or Party B’s operation and management activities in the subject tea plantation. Party A has the right to supervise Party B’s operation and management activities and make rectification suggestions.

2.7 Upon the expiration of the entrusted management period stipulated in this agreement or the early termination of this agreement due to reasons, Party B shall handle the handover procedures to Party A within 10 days. During the handover, Party B shall ensure that: (1) its staff and production equipment are completely withdrawn from the scope of the subject tea plantation. Any items that are not withdrawn after the deadline shall be deemed to have been abandoned by Party B, and Party A has the right to dispose of them. (2) The weeds, garbage, and debris in the scope of the subject tea plantation are cleaned up. (3) All other handover matters within Party B’s scope of responsibility and other handover matters required by Party A are completed.

2.8 Party B has the right to charge service fees to Party A according to the agreement of this agreement, and Party A has the obligation to pay service fees to Party B according to the agreement of this agreement.

2.9 Party B confirms that the employees it hires to fulfill the entrusted management obligations under this agreement do not have any labor relations or labor service relations with Party A. Party B agrees that if the employees it hires claim to have labor relations or labor service relations with Party A for any reason, Party B shall actively cooperate with Party A to handle related disputes and compensate Party A for any losses suffered.

2.10 The parties confirm and agree that no labor relations or labor service relations shall be established between Party A and Party B due to Party A’s entrusting Party B to operate and manage the subject tea plantation under this agreement.

2.11 Party B agrees in principle to hire personnel who have participated in the new rural cooperative medical insurance. If Party B hires personnel who have not participated in the new rural cooperative medical insurance (if any), Party B must obtain Party A’s prior written confirmation and independently purchase work-related injury insurance for such personnel, whose insurance premiums shall be borne by Party B. If Party B fails to fulfill the obligation to purchase insurance as mentioned above, Party A has the right to deduct the corresponding fees from the service fees payable to Party B, and Party B shall compensate Party A for any losses suffered as a result.

Article 3 Payment of Service Fees

3.1 The service fees that Party A shall pay to Party B for fulfilling the entrusted management obligations under this Agreement consist of (1) management fees (which are composed of 1% of the picking fees paid by Party B to the employed personnel for picking tea leaves and RMB [Figure] per kilogram of tea leaves picked by personnel to meet the requirements of Party A), (2) picking fees paid by Party B to the employed personnel for picking tea leaves, and (3) cultivation fees paid by Party B to the employed personnel for cultivation. The service fees during the entrusted management period under this Agreement shall be determined based on the aforementioned expenses actually incurred by Party B.

3.2 Party B agrees and confirms that Party A has the right to adjust the service fees based on the changes in the cost during the entrusted management period, and Party A only needs to notify Party B of the adjustment due to the aforementioned reasons without obtaining Party B’s prior consent. For the necessary cost increase caused by natural factors or the tasks requested by Party A, the service fees under this Agreement may be adjusted accordingly after consultation and agreement between Party A and Party B.

3.3 The service fees will be paid by Party A to Party B in installments on a monthly basis.

3.4 The above-mentioned service fees include tax.

Article 4 Liability for Breach of Contract

4.1 During the entrusted management period, if the contracted tea garden suffers abnormal production reduction or other damages due to the fault of Party B, Party B shall be responsible for compensating Party A for the losses incurred. If Party B violates any provisions of this agreement, Party B shall compensate Party A for any losses suffered as a result.

4.2 If Party A fails to pay the service fee to Party B in a timely manner as stipulated in the contract, Party A shall compensate Party B for the economic losses suffered as a result.

4.3 If either party violates the provisions of this agreement and causes losses to the other party, the party at fault shall compensate the other party for the losses suffered.

Article 5 Other Provisions

5.1 The term of this agreement is 5 years, from [Dates] (“entrusted management period”).

5.2 Any matters not covered in this agreement shall be supplemented by a supplementary agreement signed by both parties, which shall have the same legal effect as this agreement.

5.3 Two copies of this agreement are made, one for each party, and it shall come into effect upon signature or seal by both parties.

5.4 Any disputes arising from this agreement shall be resolved through friendly negotiation between the two parties, or may be mediated by the village committee. If the dispute cannot be resolved through negotiation within 30 days from the date of written notice from one party to the other, or cannot be resolved through mediation by the village committee, either party shall have the right to file a lawsuit with the people’s court having jurisdiction over the place where Party A is located.

(No further text)

(This is the signature page)

Party A: Fujian Qingjing Agricultural Comprehensive Development Co., Ltd.

Signature and Seal: (seal)

Party B: /s/[Name]

Signing Date: [Date]

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